                                                                   Exhibit 23.02





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2003, relating to the consolidated financial statements of NRG Energy, Inc. as of and for the three years ended December 31, 2002, which appears in both Xcel Energy Inc.'s Annual Report on Form 10-K dated March 31, 2003 and NRG Energy, Inc.'s Annual Report on Form 10-K dated March 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 14, 2003